UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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NORTHERN CALIFORNIA BANCORP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NORTHERN CALIFORNIA BANCORP, INC.

601 MUNRAS AVENUE, MONTEREY, CALIFORNIA 93940

(831) 649-4600

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 24, 2007

5:00 P.M.

NOTICE IS HEREBY GIVEN that, pursuant to the Bylaws of Northern California Bancorp, Inc. (the “Company”) and the call of its Board of Directors, the 2007 Annual Meeting of Shareholders (the “Meeting”) of the Company will be held at the Company’s office located at 601 Munras Avenue, Monterey, California 93940, on Thursday, May 24, 2007 at 5:00 p.m., for the purpose of considering and voting upon the following matters:

1.                                       Election of Directors.  Electing the following  eight nominees to serve as directors of the Company until the 2008 Annual Meeting of Shareholders and until their successors are elected and have qualified:

David A. Bernahl, II Charles T. Chrietzberg, Jr. Stephanie G. Chrietzberg Carla S. Hudson	Mark A. Briant Sandra G. Chrietzberg Peter J. Coniglio John M. Lotz

2.                                       2007 Stock Option Plan.  Ratifying and approving the 2007 Stock Option Plan.

3.                                       Other Business.  Transacting such other business as may properly be brought before the Meeting and any adjournment or adjournments thereof.

Shareholders of record at the close of business on April 24, 2007 are entitled to notice of, and the right to vote at, the Meeting.

YOU ARE REQUESTED TO DATE, EXECUTE AND RETURN THE ENCLOSED PROXY WITHOUT DELAY, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.  YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED, EITHER BY ATTENDING THE MEETING AND ELECTING TO VOTE IN PERSON, OR BY FILING WITH THE SECRETARY OF THE COMPANY PRIOR TO THE MEETING, A WRITTEN NOTICE OF REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE.

PLEASE INDICATE ON THE PROXY WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING SO THAT WE MAY ARRANGE FOR ADEQUATE ACCOMMODATIONS.

Dated: April 25, 2007

Monterey, California

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Dorina A. Chan
Dorina A. Chan
Secretary

ANNUAL REPORT ON FORM 10-KSB

THE COMPANY’S ANNUAL REPORT IS ENCLOSED HEREWITH.  ADDITIONAL COPIES OF SUCH REPORT ARE AVAILABLE UPON REQUEST TO MS. DORINA A. CHAN, SECRETARY, NORTHERN CALIFORNIA BANCORP, INC., 601 MUNRAS AVENUE, MONTEREY, CALIFORNIA 93940, TELEPHONE (831) 649-4600.

NORTHERN CALIFORNIA BANCORP, INC.

601 Munras Avenue

Monterey, California 93940

_____________________________

PROXY STATEMENT

2007 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 24, 2007

5:00 P.M.

_____________________________

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies to be used at the 2007 Annual Meeting of Shareholders (the “Meeting”) of Northern California Bancorp, Inc. (the “Company”) to be held at the Company’s office located at 601 Munras Avenue, Monterey, California, 93940 on Thursday, May 18, 2006 at 5:00 p.m., and at any and all adjournments thereof.  Management anticipates that this Proxy Statement and the accompanying proxy (the “Proxy”) will be mailed to shareholders on or about April 25, 2007.

The Matters to be considered and voted upon at the Meeting will be:

1.                                       Election of Directors.  Electing the following  eight nominees to serve as directors of the Company until the 2008 Annual Meeting of Shareholders and until their successors are elected and have qualified:

David A. Bernahl, II Charles T. Chrietzberg, Jr. Stephanie G. Chrietzberg Carla S. Hudson	Mark A. Briant Sandra G. Chrietzberg Peter J. Coniglio John M. Lotz

2.                                       2007 Stock Option Plan.  Ratifying and approving the 2007 Stock Option Plan.

3.                                       Other Business.  Transacting such other business as may properly be brought before the Meeting and any adjournment or adjournments thereof.

Revocability of Proxies

A form of Proxy for voting your shares at the Meeting is enclosed.  Any shareholder who executes and delivers a Proxy has the right to revoke it at any time before it is voted by filing with the Secretary of the Company an instrument revoking it or a duly executed Proxy bearing a later date.  In addition, the Proxy will be revoked if the person executing the Proxy is present at the Meeting and advises the Chairman of the Meeting of his or her election to vote in person.  Subject to such revocation, shares represented by a properly executed Proxy received prior to the Meeting will be voted in accordance with the shareholder’s specifications, as noted on the Proxy. IF NO INSTRUCTION IS SPECIFIED WITH RESPECT TO A MATTER TO BE ACTED UPON, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED IN FAVOR OF THE PROPOSALS LISTED ON THE PROXY.  IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT THE MEETING, THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE COMPANY’S BOARD OF DIRECTORS.

Persons Making the Solicitation

The Company’s Board of Directors is soliciting the enclosed Proxy.  The principal solicitation of Proxies is being made by mail, although additional solicitations may be made by telephone or personal visits by directors, officers and employees of the Company and the Company’s wholly-owned subsidiary, Monterey County Bank (the “Bank”), without receiving any special compensation therefore.  Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding this Proxy Statement to shareholders whose stock in the Company is held of record by such entities.  In addition, the Company may use the services of individuals or companies it does not regularly employ in connection with this solicitation of Proxies, if Management determines it advisable.

VOTING SECURITIES

Outstanding Shares and Record Date

Shareholders of record as of the close of business on April 24, 2007 (the “Record Date”) will be entitled to notice of, and to vote at, the Meeting.  As of the Record Date, the Company had 1,792,239 shares of common stock, no par value (the “Common Stock”), issued and outstanding.

Voting Rights

Each shareholder of record of Common Stock is entitled to one vote, in person or by proxy, for each share held on all matters to come before the Meeting, except that in connection with the election of directors, the shares may be voted cumulatively if a shareholder present at the Meeting has given notice at the Meeting, prior to the voting, of his or her intention to vote cumulatively.  If any shareholder has given such notice, then all shareholders entitled to vote for the election of directors may cumulate their votes.  Cumulative voting means that a shareholder has the right to vote the number of shares he or she owns as of the Record Date, multiplied by the number of directors to be elected.  This total number of votes may be cast for one nominee or they may be distributed on the same principle among as many nominees as the shareholder sees fit.  If cumulative voting is declared at the Meeting, votes represented by Proxies delivered pursuant to this Proxy Statement may be cumulated in the discretion of the Proxy Holders, in accordance with the recommendations of the Company’s Board of Directors.

A majority of the outstanding shares, represented in person or by Proxy, is required for a quorum.  Nominees for election to the Board receiving the most votes up to the number of directors to be elected will be elected to the Board of Directors.  Approving the 2007 Stock Option Plan requires the affirmative vote of a majority of the outstanding shares of common stock present in person or by proxy and entitled to vote at the Meeting.  Abstentions and broker non-votes do not have the effect of votes in opposition to a director, but abstentions and broker non-votes have the effect of “No” votes with respect to the proposal to ratify and approve the 2007 Stock Option Plan.  Abstentions are, however, counted towards a quorum.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

Except as set forth below, Management of the Company does not know of any person who owns beneficially or of record more than 5% of the Company’s outstanding Common Stock (a “Principal Shareholder”).  The following table sets forth certain information as of the Record Date concerning the beneficial ownership of the Company’s outstanding Common Stock (i) by the Principal Shareholders, (ii) by each of the Company’s directors and nominees, (iii) by each of the Company’s named executive officers(1) and (iv) by all of the Company’s directors and executive officers(1) as a group.  Management is not aware of any changes in control of the Company which has occurred since January 1, 2007, or of any arrangement which may, at a subsequent date; result in a change in control of the Company, except as disclosed in Footnote 1 in the following table.

Attention should be given to the footnote references set forth in the column entitled “Amount and Nature of Beneficial Ownership.”  In addition, shares of Common Stock issuable pursuant to options which may be exercised within 60 days of the Record Date are deemed to be issued and outstanding (“vested”) for the purpose of calculating the percentage

(1)             As used throughout this Proxy Statement, the term “named executive officers” means the Chairman of the Board, President and Chief Executive Officer, the Executive Vice President and Chief Lending Officer, the Executive Vice President, Chief Financial Officer and Chief Operating Officer (collectively, the “executive officers”), the Senior Vice President, Chief Information Office and Manager BankCard Services and the Senior Vice President and Senior Operations Manager.  The Secretary, the Senior Vice President, Chief Information Officer and Manager BankCard Services, the Senior Vice President and Senior Operations Manager and all other officers of the Company are not considered “executive officers.”

ownership for such individuals, but not the percentage ownership of any other individuals.  Unless otherwise stated, voting and investment powers are shared with the spouse of the respective shareholder under California community property laws.

Name(1)	Position	Amount and Nature of Beneficial Ownership		Percent of Class Beneficially Owned
David A. Bernahl, II	Director	0		0%
Mark A. Briant	Director	2,534	(2)	0.14%
Charles T. Chrietzberg, Jr.	Chairman, President and CEO; Principal Shareholder	768,874	(3)	41.62%
Sandra G. Chrietzberg	Director; Principal Shareholder	768,874	(3)	41.62%
Stephanie G. Chrietzberg	Director, Vice President — Business Development	26,640	(4)	1.49%
Peter J. Coniglio	Director	80,354	(5)	4.43%
Andre G. Herrera	Senior Vice President, Chief Information Officer and Manager BankCard Services	9,277		0.52%
Carla S. Hudson	Director	39,899	(6)	2.22%
Timothy Leveque	Executive Vice President and Chief Lending Officer	62,011		3.46%
John M. Lotz	Director	11,395	(7)	0.63%
Bruce N. Warner	Executive Vice President, Chief Financial Officer and Chief Operating Officer; Principal Shareholder	114,530	(8)	6.35%
Patricia D. Weber	Senior Vice President, Senior Operations Manager	14,305	(9)	0.80%
David S. Lewis Trust(10)	Principal Shareholder	153,863		8.58%
All Directors and Executive Officers as a Group (10 in number)		1,106,237		58.49%

(1)             The business address of the directors, Nominees and named executive officers is 601 Munras Avenue, Monterey, California 93940.

(2)             Shares are held in a profit sharing plan, as to which Mr. Briant has voting and investment power.

(3)             Includes 55,000 shares subject to vested stock options.  400,000 shares of the Common Stock owned by Mr. Chrietzberg are pledged to secure a loan from an unaffiliated bank. Should he default under such credit, the shares could be acquired by the lender, or sold pursuant to applicable terms of the Uniform Commercial Code, in a transaction that could result in a change in control of the Company.  Such transaction may require approval under provisions of Federal and California change in bank control laws.  The shares include an aggregate of 18,414 shares held beneficially by Mr. Chrietzberg and Mrs. Chrietzberg in Individual Retirement Accounts, where voting power is also shared with the custodian of the account.  Includes shares of spouse pursuant to California’s community property laws. These shares are only included once in calculating “All Directors and Officers as a Group.”

(4)             Sole voting power.

(5)             Includes 21,213 shares subject to vested stock options.  Of the remaining shares, 24,158 are held by Mr. Coniglio, 26,530 are held in a family trust controlled by Mr. Coniglio, as to which he has sole voting and investment power and 8,453 shares are held by Hudson, Martin, Ferrante & Street, a partnership of which Mr. Coniglio is the managing partner, with voting and investment power.

(6)             Includes 2,500 shares subject to vested stock options.  The remaining shares are held jointly with family members, other than 1,610 shares held in a corporate pension, as to which Ms. Hudson has voting and investment power.

(7)             Includes 10,500 shares subject to vested stock options.

(8)             Includes 10,000 shares subject to vested stock options.

(9)             Includes 4,000 shares subject to vested stock options.

(10)       The business address for the David S. Lewis Trust is 13500 N. Rancho Vistoso Blvd, Tucson, AZ  85755.

(11)       Includes 99,213 vested stock options held by all Directors and Executive Officers as a group.

Interest of Certain Persons in Matters To Be Acted Upon

None of the following persons has any substantial or material interest, directly or indirectly, by way of beneficial ownership of securities or otherwise, in any matter to be acted on at the Meeting except for the Company’s current and future directors and executive officers inasmuch as they have been or may be granted stock options under the 2007 Stock Option Plan:

1.               each person who has been a director or executive officer at any time since the beginning of the Company’s last fiscal year;

2.               each nominee for election as one of the Company’s directors; or

3.               any associate of any of the foregoing persons.

Securities Authorized for Issuance Under Equity Compensation Plan

The following table sets forth information, as of December 31, 2006, regarding securities authorized for issuance under equity compensation plans to the employees and directors of the Company and the Company’s wholly-owned subsidiary, Monterey County Bank (the “Bank”).

	Number of Securities to Be Issued upon Exercise of Outstanding Options	Weighted-Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans
Equity compensation plans approved by security holders	202,864	$3.59	8,217,
Equity compensation plans not approved by security holders	0	0	300,000	(1)
Total	202,864	3.59	308,217

(1)             This Plan is being presented to the shareholders for approval at the Meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

The Articles of Incorporation and Bylaws of the Company provide that the number of directors of the Company may be not less than five nor more than nine, with the exact number to be fixed from time to time by a resolution duly adopted by the Board of Directors or the Company’s shareholders.  The number of directors is presently fixed at eight.

The persons named below, all of whom are currently members of the Board of Directors, have been nominated for election as directors to serve until the 2008 Annual Meeting and until their successors are duly elected and have qualified.  Votes will be cast in such a way as to effect the election of all nominees or as many as possible under the rules of cumulative voting.  If any nominee should become unable or unwilling to serve as a director, the Proxies will be voted for such substitute nominee as shall be designated by the Board of Directors.  The Board of Directors presently has no knowledge that any of the nominees will be unable or unwilling to serve.

None of the directors or executive officers of the Company were selected pursuant to any arrangement or understanding, other than with the directors and executive officers of the Company, acting within their capacities as such.  Except for Directors Charles T. Chrietzberg, Jr. and Sandra G. Chrietzberg, who are married, and Stephanie G. Chrietzberg, Director and Vice President, Business Development, their daughter, there are no other family relationships between the directors and executive officers of the Company.  Each of the directors serves in similar capacities on the Board of Directors of the Bank.  None of the directors or executive officers of the Company serve as directors of any other company which has a class of securities registered under, or which are subject to the periodic reporting requirements of, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any investment company registered under the Investment Company Act of 1940, as amended.

Nominees

The following table provides information as of the Record Date with respect to each person nominated to be elected to the Board of Directors of the Company.  The column entitled “Year First Appointed or Elected Director” refers to the year the director was first appointed or elected as a director of the Company or the Bank.  Reference is made to the section entitled “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT” for information pertaining to beneficial stock ownership of the nominees.

Name of Director	Age	Business Experience During the Past 5 Years	Year First Appointed or Elected Director

Mark A. Briant	59	Owner, Fashion Streaks Screenprinting, Embroidery, Signs and Banners Sand City, CA; Owner. Sandy Creek Olive Ranch Carmel Valley, CA	2006

David A. Bernahl, II	28	Chief Executive Officer & President, Pacific Tweed, Inc. Carmel, CA	2006

Charles T. Chrietzberg, Jr.	65	Chairman, Chief Executive Officer and President, Northern California Bancorp, Inc.	1985

Sandra G. Chrietzberg	63	Investor; formerly President and CEO, Queen of Chardonnay, Inc., d/b/a La Reina Winery (1984-1993)	1988

Stephanie G. Chrietzberg	39	Vice President, Business Development of Monterey County Bank since 5/06. Assistant Controller Portola Plaza Hotel (1991-2006)	2007

Peter J. Coniglio	77	Attorney; Partner, Hudson, Martin, Ferrante & Street, Monterey, California	1976

Carla S. Hudson, CPA	53	Certified Public Accountant; Partner, Huey & Hudson CPAs, Monterey, California	1994

John M. Lotz	65	Chairman, Chief Executive Officer and President, The Monterey Bay Aviation Institute, Inc., d/b/a DelMonte Aviation; President and Chief Executive Officer, Couroc of Monterey (1996-2001)	1991

Executive Officers

The following table sets forth the name and certain information as of the Record Date concerning the executive officers of the Company, excluding Mr. Chrietzberg, who is also a director and included in the table above:

Name and Title	Age	Business Experience During the Past 5 Years	Year First Appointed to Office

Timothy M. Leveque, Executive Vice President and Chief Lending Officer	63	Executive Vice President and Chief Lending Officer of Monterey County Bank since 11/03, Senior Executive Vice President and Chief Lending Officer, Pacific Coast Bankers’ Bank 1997-2003	2003
Bruce N. Warner, Executive Vice President, Chief Financial Officer and Chief Operating Officer	59	Executive Vice President, Chief Financial Officer and Chief Operating Officer, Northern California Bancorp, Inc.	1993

Board of Directors and Committees; Director Attendance

During 2006, the Board of Directors held 11 regularly scheduled meetings. No special meetings of the Board of Directors were held during 2006.  No director attended fewer than 75% of the aggregate of: (1) the total number of meetings of the Board of Directors; and (2) the total number of meetings of committees of the Board of Directors on which the director served.

In addition to meeting as a group, certain members of the Board of Directors also devote their time and talents to certain various standing committees.  The Company did not maintain separate loan or nominating committees in 2006.  In 2006, the Company maintained an Audit Committee and a Compensation Committee, as discussed below.

Audit Committee

The Audit Committee reviews and conducts (through outside consultants) an independent audit of policies and procedures of the Company, and is responsible for interfacing with the Company’s independent auditors.  During 2006, the Audit Committee met 4 times and consisted of Directors Coniglio, Hudson and Lotz.

The Board has determined that each of the current members of the Audit Committee is “independent,” as that term is defined in the listing standards of Exchange Act Rule 10A-3.  The Board has determined that Director Hudson is an “audit committee financial expert” within the meaning of the rules and regulations of the Securities and Exchange Commission (the “SEC”).

Compensation Committee

The Compensation Committee, consisting of Directors Coniglio, Hudson and Lotz, reviews and approves compensation for officers of the Company and the Bank and administers the Company’s stock option plan.  In carrying out its responsibilities, the Compensation Committee establishes the compensation for the Company’s executive officers consistent with the Company’s business plans and strategies. All directors serving on the Compensation Committee are “independent” as that term is defined Nasdaq’s listing standards.   The Compensation Committee does not have a written charter pursuant to which it operates and did not meet during 2006.

The Compensation Committee establishes compensation for Mr. Chrietzberg, the Company’s Chairman, Chief Executive Officer and President in connection with the negotiation of an employment agreement. The Compensation Committee evaluates Mr. Chrietzberg’s compensation in light of the Company’s overall performance relative to its budget and performance goals as well as several externally prepared peer group comparisons, general compensation policies, competitive realities in the marketplace and regulatory requirements. The Compensation Committee has delegated to Mr. Chrietzberg the authority to establish the compensation for the Company’s other executive officers.

Selection and Evaluation of Director Candidates

Management Nominees

The Company’s Board of Directors does not have a standing nominating committee. The Board of Directors does not feel there is a need for a separate nominating committee, as over the years it has been successful in evaluating and identifying new candidates for the Board of Directors.  The full Board assumes the responsibility for identifying candidates for membership on the Board and makes determinations as to the qualifications of candidates based on their character, judgment, and business experience, as well as their ability to add to the Board’s existing strengths. The Board considers: (i) the business experience of the candidate; (ii) his or her reputation and influence in the community and standards of moral and ethical responsibility; (iii) availability and willingness to devote time to fully participate in the work of the Board and its committees; and (iv) commitment to the Company as evidenced by personal investment.

In considering a candidate, due diligence has included a confidential background check, review of financial statements and business history, in-depth interviews with the candidate, and contacts with references and knowledgeable people in the local business and financial community. The criteria have also included reasonable level of education and business experience consistent with the duties and responsibilities of a financial institution director, some familiarity with banking, and a willingness to participate in training and educational opportunities for bank directors.

Nominees to the Board of Directors were selected by a majority of the Company’s independent directors.

Shareholder Nominees

The Company’s Board of Directors will consider nominees to the Board proposed by shareholders, although the Board has no formal policy with regard to shareholder nominees as it considers all nominees on their merits, as discussed above. Any shareholder nominations proposed for consideration by the Board should include the nominee’s name and qualifications for Board membership and should be addressed to:

Dorina A. Chan
Corporate Secretary
Northern California Bancorp, Inc.
601 Munras Avenue
Monterey, California 93940

Board Independence

Except for Directors Charles T. Chrietzberg, Jr., Sandra G. Chrietzberg and Stephanie G. Chrietzberg, all directors on the Company’s Board of Directors are “independent,” as that term is defined in Nasdaq’s listing standards. Nasdaq’s listing requirements provide that: (i) the audit committee be composed of independent directors; (ii) the chief executive officer’s compensation be determined by a majority of the independent directors or a compensation committee comprised solely of independent directors; and (iii) nominations of directors be selected by a majority of independent directors or by a nominating committee comprised solely of independent directors.

Shareholder Communications With the Board

Shareholders wishing to communicate with the Board of Directors as a whole, or with an individual director, may do so by mail, phone or in person.  Any communications directed to the Chairman of the Board, Mr. Charles T. Chrietzberg, Jr., will be forwarded to the individual director or the entire Board, as appropriate.

It is the policy of the Board to encourage directors to attend each Annual Meeting.  Such attendance allows for direct interaction with shareholders.  All of the Company’s directors attended the Company’s 2006 Annual Meeting.

THE BOARD OF DIRECTORS INTENDS TO VOTE ALL PROXIES HELD BY IT IN FAVOR OF THE ELECTION OF EACH OF THE NOMINEES.  YOU ARE URGED TO VOTE “AUTHORITY GIVEN” FOR THE PROPOSAL TO ELECT THE EIGHT NOMINEES SET FORTH HEREIN TO SERVE UNTIL THE 2008 ANNUAL MEETING OF SHAREHOLDERS AND UNTIL THEIR RESPECTIVE SUCCESSORS ARE ELECTED AND HAVE QUALIFIED.

PROPOSAL 2

2007 STOCK OPTION PLAN

Introduction

On March 22, 2007, the Board of Directors adopted resolutions approving and authorizing, subject to shareholder approval, the proposed 2007 Stock Option Plan (the “Plan”). The purpose of the Plan will be to advance the Company’s interests by encouraging “Eligible Participants” (as defined below) to acquire shares of the Company, thereby increasing their proprietary interest in the Company, encouraging them to remain associated with the Company and furnishing them with additional incentive to advance the Company’s interests in the conduct of their affairs.  The Plan will provide for the granting to Eligible Participants of such incentive awards as the Stock Option Committee may from time to time approve.

Shareholders are being asked to ratify the Plan.  The Company’s Board of Directors believes it is advisable for the shareholders to ratify the Plan in order to qualify the options for incentive tax treatment.  The total shares available pursuant to the Plan is 300,000, or approximately 16.74% of the total shares outstanding at April 24, 2007.

The Company’s existing 1998 Stock Option Plan will continue until it expires on its own terms.

Summary of the Plan

The following description of the Plan is intended to highlight and summarize the principal terms of the Plan, and is qualified in its entirety by the text of the Plan, a copy of which is available for inspection at the Company’s main office.

Administration

The Plan is administered by the Stock Option Committee (the “Committee”), consisting of three or more directors appointed from time to time by the Board of Directors.  Nonetheless, regardless of whether the Committee is appointed, the Board of Directors may act as the Committee, and any action taken by the Board shall be deemed to be action taken by the Committee.  Options may be granted only to directors, officers and key employees of the Company and any subsidiary of the Company, including the Bank.  Subject to the express provisions of the Plan, the Committee is authorized to construe and interpret the Plan, and make all the determinations necessary or advisable for administration of the Plan.

Eligible Participants

The Plan provides that all directors, officers and key employees of the Company and any subsidiary of the Company are eligible to receive grants of stock options.  The Plan provides that all directors, officers and key employees of the Company and any subsidiary of the Company, currently approximately twenty five (25) persons, are eligible to receive grants of stock options.

The Plan provides that if options are granted to officers or key employees who own, directly or indirectly, 10% or more of the Company’s outstanding Common Stock, and the options are intended to qualify as “incentive stock options,” then the minimum option price must be at least 110% of the stock’s fair market value on the date of grant.  Subject to the foregoing limitation, the Committee is empowered to determine which eligible participants, if any, should receive options, the number of shares subject to each option, and the terms and provisions of the option agreements.

Shares Subject to the Plan

The Plan will cover 300,000 shares of Common Stock.  Options will be granted at no less than the fair market value of the Company’s Common Stock as of the date of grant.  As of April 3, 2007, the fair market value of the Common Stock was approximately $17.00 per share, based upon the last market transaction occurring on March 29, 2007.

As of the Record Date, options have been granted or the Company anticipates granting options pursuant to the Plan as follows:

Name and Principal Position	Dollar Value ($)		Options Granted or to be Granted under the Plan

David A. Bernahl, II Director	$25,500		1,500
Mark A. Briant Director	$25,500		1,500
Stephanie G. Chrietzberg Director, Vice President-Business Development	$229,500		13,500
Peter J. Coniglio Director	$25,500		1,500
Carla S. Hudson Director	$25,500		1,500
John M. Lotz Director	$25,500		1,500
All current executive officers as a group	$0		0
All current directors who are not executive officers as a group	$357,000	(1)	21,00
Each other person who received or is to receive 5 percent of such stock options	$0		0
All employees, including all current non-executive officers, as a group	$433,500	(1)	25,500

(1)             Ms. Stephanie Chrietzberg is a director, nominee and non-executive officer of the Company.  Accordingly, the options granted or to be granted to her under the Plan are included in both the “All current directors who are not executive officers as a group” category and “All employees, including all current non-executive officers, as a group” category.

In the event shareholder approval is not obtained within twelve months from the date the Board of Directors adopted the Plan, all previously granted stock options pursuant to the Plan will be non-qualified stock options.

Incentive and Non-Qualified Stock Options

The Plan provides for the grant of both incentive stock options and non-qualified options.  All 300,000 shares are available to be granted as incentive stock options.  Incentive stock options are available only to persons who are employees of the Company or any subsidiary of the Company, including the Bank, and are subject to limitations imposed by applicable sections of the Code, including a $100,000 limit on the aggregate fair market value (determined on the date the options are granted) of shares of the Company’s Common Stock with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year.  Any options granted under the Plan which do not meet the limitations for incentive stock options, or which are otherwise not deemed to be incentive stock options, shall be deemed “non-qualified.”  Subject to the foregoing and other limitations set forth in the Plan, the exercise price, permissible time or times of exercise, and the remaining terms pertaining to any option are determined by the Committee; however, the per share exercise price under any option may not be less than 100% of the fair market value of the Company’s Common Stock on the date of grant of the option.

Terms and Conditions of Options

Subject to the limitation set forth in the Plan, options granted thereunder may be exercised in such increments, which need not be equal, and upon such contingencies as the Committee may determine.  If an optionee does not exercise an increment of an option in any period during which such increment becomes exercisable, the unexercised increment may be exercised at any time prior to expiration of the option unless the respective stock option agreement provides otherwise.

Subject to earlier termination as may be provided in any optionee’s stock option agreement, options granted under the Plan will expire not later than ten years from the date of grant.  Under the terms of the Plan, the date of grant is deemed to be either: (i) the date fixed by the Committee to be the date of grant; or (ii) if no such date is fixed, the date on which the Committee made its final determination to grant a stock option.

Options granted under the Plan may not be transferred otherwise than by will or by the laws of descent and distribution, and during his or her lifetime, only the optionee or, in the event of the disability of the optionee, his or her guardian or the conservator of his or her estate may exercise the option.

Exercise of Options

Subject to the restrictions set forth in the Plan, an option may be exercised in accordance with the terms of the individual stock option agreement.  Full payment by the optionee for all shares as to which the option is being exercised is due and payable at the time of exercise of the option.  Payment must be in cash and/or, with the prior written approval of the Committee, and subject to any required regulatory approval, in shares of the Company’s Common Stock.

An option may be exercised with respect to whole shares only, although fractional share interests may be accumulated and exercised from time to time as whole shares during the term of the option.  Options may only be exercised with respect to a minimum of ten whole shares, unless the option agreement requires that a larger number of shares be exercised at any one time or unless fewer than ten shares remain subject to the option at the time of the exercise.  Any shares subject to an option that expires or terminates without being exercised become available again for issuance under the Plan.

Neither an eligible participant nor an optionee has any rights as a shareholder with respect to the shares of Common Stock covered by any option which may be or has been granted to such person, and which is thereafter exercised, until date of issuance of the stock certificate by the Company to such person.

Stock Option Agreement

The Plan provides that every grant of an option will be evidenced by a written stock option agreement executed by the Company and the optionee.  Subject to the terms and conditions of the Plan, the stock option agreement will contain the terms and provisions pertaining to each option so granted, such as exercise price, permissible date or dates of exercise, termination date, and such other terms and conditions as the Committee deems desirable and not inconsistent with the Plan.

Termination of Employment or Affiliation

In the event an optionee ceases to be affiliated with the Company or a subsidiary of the Company, for any reason other than disability, death or termination for cause, the stock options granted to such optionee shall expire at the earlier of the expiration dates specified for the options, or ninety days after the optionee ceases to be so affiliated.  During such period after cessation of affiliation, the optionee may exercise the option to the extent that it is exercisable as of the date of such termination, and thereafter the option expires in its entirety.

If an optionee’s stock option agreement so provides, and if an optionee’s status as an eligible participant is terminated for cause, the option held by such person will expire immediately upon such termination, although the Committee may, in its sole discretion, within thirty days of such termination, reinstate the option.  If the option is reinstated, the optionee will be permitted to exercise the option only to the extent, for such time, and upon such terms and conditions as if the optionee’s status as an eligible participant had been terminated for a reason other than cause, disability or death, as described above.

The Plan, and all stock options previously granted under the Plan, shall terminate upon the dissolution or liquidation of the Company, upon a consolidation, reorganization, or merger as a result of which the Company is not the surviving corporation, or upon a sale of all or substantially all of the assets of the Company.  However, all options theretofore granted shall become immediately exercisable in their entirety upon the occurrence of any of the foregoing, and any options not exercised immediately upon the occurrence of any of the foregoing events will terminate unless provision is made for the assumption or substitution thereof.  As a result of this acceleration provision, even if an outstanding option were not fully vested as to all increments at the time of the event, that option will become fully vested and exercisable.

Amendment and Termination of the Plan

The Board of Directors of the Company may at any time suspend, amend or terminate the Plan, and may, with the consent of all optionees, make such modifications to the terms and conditions of outstanding options as it shall deem advisable.   Shareholder ratification of the Plan is required to qualify any additional shares as incentive stock options pursuant to the Code.  Certain other amendments to the Plan may also require shareholder approval to maintain incentive stock option qualification.  The amendment, suspension or termination of the Plan will not, without the consent of the optionee, alter or impair any rights or obligations under any outstanding option under the Plan.

Adjustments Upon Changes in Capitalization

The total number of shares covered by the Plan and the price, kind and number of shares subject to outstanding options there under will be appropriately and proportionately adjusted by the Committee if the outstanding shares of Common Stock of the Company are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock split, stock dividend, stock consolidation or otherwise, without consideration to the Company as provided in the Plan.  Fractional share interests of such adjustments may be accumulated, although no fractional shares of stock will be issued under the Plan.

Federal Income Tax Consequences

Incentive Stock Options

Certain stock options granted under the Plan are intended to be “incentive stock options” as defined in Section 422 of the Code.  No income will be recognized by the optionee, and no deduction will be allowed to the Company, by reason of the grant or exercise of an incentive stock option.  However, for purposes of the alternative minimum tax, an adjustment increasing alternative minimum taxable income by the amount of the excess of the fair market value of the shares at the time of exercise over the option exercise price must be made.  If the optionee does not dispose of the shares of Common Stock received upon exercise of an incentive stock option by payment in cash within two years from the date of the grant of the option or within one year after the transfer of the shares to the optionee, any gain realized by the optionee upon such disposition of the shares will be long-term capital gain.  No deduction will be available to the Company upon such disposition by the optionee.

However, if the optionee disposes of such shares within the two year period from the date of the grant of the option or within the one year period from the transfer of the shares, gain realized by the optionee upon such disposition will be ordinary income to the extent that the value of the shares received at the date of exercise of the option exceeds the price paid for such shares by the optionee.  Such ordinary income will be recognized by the optionee for the tax year in which the optionee disposes of the shares and, under Treasury Regulations, the Company will be entitled to a deduction in an amount equal to the ordinary income recognized by the optionee for the tax year of the Company in which the optionee recognizes such ordinary income, provided that applicable income tax withholding or reporting requirements are satisfied.  Gain realized in excess of such ordinary income will be capital gain.  Such capital gain will be long-term or short-term depending upon whether the shares are held for more than one year prior to the date of disposition.  If the optionee disposes of the shares within either the two year period from the date of grant of the option, or within one year after the transfer of the shares, any ordinary income recognized by the optionee will not exceed the gain realized on such disposition by the optionee.  If the optionee disposes of shares of Common Stock received upon exercise of an option at a loss, such loss will be a capital loss, long-term or short-term, depending upon whether the shares are held for more than one year prior to the date of disposition.

The optionee’s basis in shares of Common Stock acquired upon the exercise of an incentive stock option by the transfer to the Company of Common Stock already owned by the optionee is determined, under Treasury Regulations, by substituting the optionee’s basis in the shares of Common Stock transferred to the Company to exercise the option to an equivalent number of shares of Common Stock acquired upon the exercise of the option (the “Substituted Common Stock”).  The basis of the remainder, if any, of the shares of Common Stock received upon exercise of the option (the “Non-Substituted Common Stock”) will be zero.  The Substituted Common Stock will have a holding period that, for purposes of computing whether capital gain or loss is long- or short-term and, if long-term, the applicable tax rate, includes the holding period of the shares of previously owned Common Stock.  The Non-Substituted Common Stock will have a holding period which, for purposes of computing whether capital gain or loss is long- or short-term, includes the holding period of the shares of previously owned Common Stock.  The Non-Substituted Common Stock will have a holding period which begins on the date such shares are received.  If the optionee does not dispose of the shares of Common Stock received upon exercise of an incentive stock option within two years from the date of the grant of the option or within one year after the transfer of the shares to the optionee, any gain realized by the optionee upon the disposition of the shares will be long-term capital gain.  No deduction will be available to the Company upon such disposition by the optionee.  However, if the optionee disposes of such shares within the two-year period from the date of the grant of the option or within the one-year period from the transfer of the shares, under Treasury Regulations the optionee will be treated as disposing of the shares having the lowest basis.  Any gain realized by the optionee upon such disposition will be ordinary income to the extent that the value of the shares received at the date of exercise of the option exceeds the amount paid for such shares.  The amount paid for Substituted Common Stock will be its fair market value on the date of exercise.  The amount paid for Non-Substituted Common Stock will be its basis.  Such ordinary income will be recognized by the optionee for the tax year in which the optionee disposes of the shares and, under Treasury Regulations, the Company will be entitled to a deduction in an amount equal to the ordinary income recognized by the optionee for the tax year of the Company in which the optionee recognizes such ordinary income, provided that applicable income tax withholding or reporting requirements are satisfied.  Gain realized in excess of such ordinary income will be capital gain.  Such capital gain will be long-term or short-term depending upon whether the shares disposed of were held for more than one year prior to the date of disposition, taking into account the substituted holding period of any Substituted Common Stock.  If the optionee disposes of the shares within either the two-year period from the date of grant of the option, or within one year after the transfer of the shares, any ordinary income recognized by the optionee will not exceed the gain realized on such disposition by the optionee.  If the optionee disposes of shares of Common Stock received upon exercise of an option at a loss, such loss will be a capital loss, long-term or short-term, depending upon whether the shares are held for more than one year prior to the date of disposition, taking into account the substituted holding period of any Substituted Common Stock.

The aggregate fair market value (determined at the time the options are granted) of the stock with respect to which incentive stock options are exercisable by an individual for the first time in any calendar year is limited to $100,000.  The Plan provides that outstanding options may become fully vested and exercisable in the event of a merger or consolidation of the Company as a result of which the Company is not the surviving corporation or upon the sale of all or substantially all of the property of the Company, unless the Plan is continued and the outstanding options are neither assumed nor replaced with new options.  If, as a result of this provision of the Plan, the amount of options that become exercisable by an optionee for the first time in any year exceeds the $100,000 limit, the amount of options exceeding the $100,000 limit will no longer be treated as incentive stock options.

Non-Qualified Stock Options

If options cease to be treated as incentive stock options for the reasons described in the preceding paragraph, such options will be treated as non-qualified stock options.  If such options, or any stock options originally intended to be non-qualified stock options, are exercised, the excess of the fair market value of the acquired shares at the time of exercise over the option exercise price will be treated as ordinary income to the optionee in the year of exercise.

Upon exercise of a stock option other than an incentive stock option by a cash payment, the optionee’s basis in the shares of Common Stock received will be the sum of the option exercise price and the amount of ordinary income recognized by the optionee from the exercise of the stock option.  The optionee’s holding period in the shares of Common Stock received will begin on the date received.  Upon exercise of such a stock option by transfer of shares of Common Stock already owned by the optionee, under Revenue Ruling 80-244, the optionee will be deemed to have received an equivalent number of shares of Common Stock in a non-taxable exchange (the “Substituted Common Stock”) and the remainder, if any, of the shares of Common Stock will be deemed to have been received in a taxable transaction (the “Non-Substituted Common Stock”).  The optionee’s basis in the Substituted Common Stock will be the same as the optionee’s basis in the previously owned shares, and the optionee’s holding period will include the holding period of the previously owned shares.  The optionee’s basis in the Non-Substituted Common Stock will be the same as the amount of ordinary income recognized by the optionee.  The Non-Substituted Common Stock will have a holding period that begins on the date when it is received.

On the disposition of shares of Common Stock received upon exercise of a stock option other than an incentive stock option, the difference between the amount realized and the optionee’s basis in the shares will be a long-term or short-term capital gain (or loss) depending on whether the optionee’s holding period for the shares is more than one year prior to their disposition.

The Company will be entitled to claim a deduction at the same time and in the same amount as income is recognized by the optionee exercising a stock option, other than an incentive stock option.  No income will be recognized by the optionee, and no deduction shall be allowable to the Company, by reason of the grant of non-qualified stock options.

Certain Information Concerning All Options

In addition to the foregoing, an excise tax of 20% and the disallowance of a deduction to a corporation for compensation to its employees, officers, shareholders, and others that results in an “excess parachute payment” within the meaning of the Code Section 280G(b) will be incurred.  If such a person is granted an incentive stock option and there is a change of control, the incentive stock option may be considered in the determination of whether an excess parachute payment has been made.

Capital losses allowed, whether long-term or short-term, are fully deductible against capital gains and in the case of a taxpayer other than a corporation, up to $3,000 of ordinary income.  Any unused capital losses may be carried forward indefinitely by a taxpayer other than a corporation.

Long-term capital gains and losses are derived from the sales and exchanges of capital assets held for more than one year.  Under the Jobs and Growth Tax Relief Reconciliation Act of 2003, for taxable years beginning before January 1, 2009, generally the maximum rate of tax on net capital gains of a non-corporate taxpayer is 15%.  In addition, any net capital gain which otherwise would have been taxed at a 10% or 15% rate generally is taxed at a 5% rate (zero for taxable years beginning after 2007).  For taxable years beginning after December 31, 2008, generally the rates on net capital gain are 20% and 10%, respectively.  Any gain from the sale or exchange of property held more than five years that would otherwise be taxed at the 10% rate is taxed at an 8% rate.  Any gain from the sale or exchange of property held more than five years and the holding period for which began after December 31, 2000, which would otherwise be taxed at a 20% rate is taxed at an 18% rate.

The specific state tax consequences to each optionee under the Plan may vary depending upon the laws of the various states and the individual circumstances of each optionee.  It is suggested that each optionee consult his or her personal tax advisor regarding both the federal and state tax consequences of the grant and exercise of options.

Vote Required; Recommendation

The ratification of the Plan by a majority of the shares represented and voting at the Meeting is required for the shares covered by the Plan to qualify as incentive stock options pursuant to the requirements of Section 422 of the Code.  Absent shareholder approval, all options granted pursuant to the Plan will be non-qualified stock options.

The Board of Directors recommends a vote of “FOR” on this proposal.

COMPENSATION AND OTHER TRANSACTIONS

Director Compensation

The Company’s policy on director compensation is designed to attract, motivate and retain high performing members critical to the Company’s success.  Our director compensation philosophy is simple: to pay the Company’s directors a competitive rate when compared with similar size and performing financial institutions.

In December 2006, the Board of Directors established the following fees.  All Board members receive the retainer and attendance fee, except that the Chair of the Audit Committee receives a slightly higher fee for chairing the committee meeting.

Annual Retainer	$11,000
Regular Board Meeting Attendance	$750
Audit Committee (Chair)	$300
Audit Committee (Member)	$150
Compensation Committee	$150

All directors serve on the Board of both Northern California Bancorp, Inc. and Monterey County Bank and each receives only one attendance fee for Board meetings actually attended.   Board meetings are scheduled on the same day, one following the other.

The following table sets forth certain information regarding the compensation paid to each director during 2006, excluding Mr. Chrietzberg, who is also a named executive officer and included in the executive compensation tables below.

Name	Fees Earned or Paid in Cash ($)		Total Compensation ($)
David A. Bernahl, II(1)	0		0
Mark A. Briant	4,375	(2)	4,375
Sandra G. Chrietzberg	16,875	(3)	16,875
Stephanie G. Chrietzberg(4)	0		0
Peter J. Coniglio	17,325	(5)	17,325
Carla S. Hudson	18,075	(6)	18,075
John M. Lotz	17,475	(7)	17,475

(1)            Mr. David A. Bernahl, II was elected to the Board in December 2006 and did not receive any director compensation during 2006.

(2)            Includes a retainer of $2,500 (elected to the Board in October 2006) and $1,875 in fees for monthly Board of Director meetings.

(3)            Includes a retainer of $10,000 and $6,875 in fees for monthly Board of Director meetings.

(4)            Ms. Stephanie Chrietzberg was appointed to the Company’s Board of Directors in early 2007 and, accordingly did not receive director compensation during 2006.

(5)            Includes a retainer of $10,000, $6,875 in fees for monthly Board of Director meetings and $450 in meeting fees for attendance as a member of the Audit Committee.

(6)            Includes a retainer of $10,000, $6,875 in fees for monthly Board of Director meetings and $1,200 in meeting fees for attendance as chair of the Audit Committee.

(7)            Includes a retainer of $10,000, $6,875 in fees for monthly Board of Director meetings and $600 in meeting fees for attendance as a member of the Audit Committee.

Executive Compensation

The Company’s policy on executive compensation is designed to recognize superior operating performance thereby maximizing shareholder value, and to attract, motivate and retain the high performing executive team critical to the Company’s success.  The Company’s executive compensation philosophy is simple: to pay competitive base salaries and strongly reward performance.  The objectives of the Company’s compensation program are to:

•                  attract and retain highly qualified executives that portray the Company’s culture and values;

•                  motivate executive to provide excellent leadership and achieve Company goals;

•                  provide substantial performance related incentive compensation that is aligned to the Company’s business strategy and directly tied to meeting specific business objectives;

•                  strongly link the interests of executives to the value derived by the Company’s shareholders from owning Company stock; and

•                  be fair, ethical, transparent and accountable in setting and disclosing executive compensation.

Base Salary

The purpose of base salary is to create a secure base of cash compensation for executives that is competitive with the market. Executive salary increases do not necessarily follow a preset schedule or formula; however, the following are considered when determining appropriate salary levels and increases:

•                  The individual’s current and sustained performance results and the methods utilized to achieve those results; and

•                  Non-financial performance indicators to include strategic developments for which an executive has responsibility (such as product development, expansion of markets or deposit) and managerial performance (such as service quality, sales objectives and regulatory compliance).

Individual and Company Performance

A significant component of compensation should be related to performance. The Company believes that an employee’s compensation should be tied to how well the employee’s team and the Company perform against both financial and non-financial goals and objectives. The Board annually establishes the financial goals for the incentive compensation program. Non-financial goals include satisfactory performance on all internal and external regulatory exams and audits and achievement of the business and personal goals assigned to each executive.

Short-Term and Long-Term Incentives

Incentive compensation should balance short and long term performance. The Company looks to balance the focus of all employees on achieving strong short-term or annual results in a manner that will ensure the Company’s long-term viability and success. Therefore, to reinforce the importance of balancing these perspectives, senior management is regularly provided with both annual and long-term incentives. Participation in long-term incentive programs increases with higher levels of responsibility, as employees in these leadership roles have the greatest influence on the Company’s strategic direction and results over time.

Annual Incentives

The purpose of annual incentive plans is to provide cash compensation on an annual basis that is at risk and contingent on the achievement of annual business and operating objectives, as well as personal goals and objectives.

The annual incentive compensation to be awarded to the Chief Executive Officer and the Company’s other named executive officers is based on the Company’s profitability.  The amount of annual incentive compensation is based on the ratios of return on average assets and return on beginning equity.  Minimum ratios must be met in order the executive officers to be eligible for any annual incentive compensation and total incentives may not exceed specified maximums.

Other Annual Compensation — Benefits and Perquisites

The Company provides benefit programs to executive officers and to other employees. The following table identifies the benefit plans and identifies those employees who may be eligible to participate:

Benefit Plan	Named Executive Officers	Officer/Managers	Full Time Employees
401 (k) Plan	•	•	•
Group Medical/Dental/Vision	•	•	•
Group Life and Disability	•	•	•
Annual Incentive Plan	•	•
Severance	•	•	•
Change of Control(1)	•
Salary Continuation Plan(2)	•

(1)             Mr. Chrietzberg is the only employee with an employment agreement; the agreement contains provisions providing for benefits upon termination following a change in control of the Company.

(2)             Mr. Chrietzberg is the only participant in the Salary Continuation Plan.

The Company provides modest perquisites to the named executive officers. The perquisites the Company offers are common in the financial services industry and help the Company attract and retain superior employees for key positions. Some perquisites are intended to serve a corporate business purpose, but it is understood that some may be used for personal reasons, as well. Our payment of perquisites is disclosed in the Summary Compensation Table, below, and primarily consists of 401(k) matching contributions and automobile allowances or personal use of bank-owned automobiles.

Long-Term Incentive Compensation

The Company provides long-term incentive compensation in the form of stock options.  The purpose of stock options is to provide equity compensation with value directly related to the creation of shareholder value and the increase in Company stock price.  Stock options provide executives a vehicle to increase equity ownership and share in the appreciation of the value of Company stock.

The Company believes that key executives should have significant stake in the performance of the Company’s stock, to align their decisions with creating shareholder value. The Company encourages its named executive officers to retain the equity awards that they receive and has minimum stock ownership requirements for executive officers.

Summary Compensation Table

The following table sets forth certain information regarding the compensation awarded to, earned by or paid to the named executive officers of the Company during 2006.  None of the Company’s named executive officers received any compensation in the form of stock awards, stock options, non-equity incentive plan compensation or non-qualified deferred compensation earnings during 2006.

Name & Principal Position	Year	Salary		Bonus	All Other Compensation(7)		Total
Charles T. Chrietzberg, Jr. Chairman and Chief Executive Officer	2006	324,605	(1)	300,000	56,054	(2)	680,658
Andre G. Herrera Senior Vice President, Chief Information Officer and Manager BankCard Services	2006	218,970		0	13,518	(3)	232,488
Timothy M. Leveque Executive Vice President, Chief Lending Officer	2006	173,287		75,000	27,577	(4)	275,864
Bruce N. Warner Executive Vice President, Chief Financial Officer, Chief Operating Officer	2006	152,515		75,000	13,831	(5)	241,346
Patricia D. Weber Senior Vice President, Senior Operations Manager	2006	98,058		30,000	7,796	(6)	135,854

(1)             Includes $16,875 as director compensation as the Chairman of the Board, including a retainer of $10,000 and $6,875 in fees for attendance at Board meetings.

(2)             Includes $28,896 in expense accrued in the Salary Continuation Plan net of earnings on life insurance policies, $15,000 in matching 401K plan contributions, health insurance premiums of $6,510, $4,088 in personal use of a Bank-owned automobile and $1,560 in life insurance premiums.

(3)             Includes $11,180 in matching 401K plan contributions, health insurance premiums of $9,134, $6,000 in personal use of a Bank-owned automobile and $1,263 in life insurance premiums.

(4)             Includes $12,488 in matching 401K plan contributions and $1,030 in life insurance premiums.

(5)             Includes $12,271 in matching 401K plan contributions and $1,560 in life insurance premiums.

(6)             Includes $6,788 in matching 401K plan contributions and $1,008 in life insurance premiums.

(7)             The Company furnishes all employees, on a non-discriminatory basis: (i) insurance benefits; and (ii) other benefits. The value of these benefits for a named executive officer is included in this column if the aggregate of all perquisites and other personal benefits exceeded $10,000 during 2006.

1998 Stock Option Plan

The Company’s 1998 Stock Option Plan, as amended (the “1998 Plan”), provides for the grant of options for the issuance of up to 654,749 shares of the Company’s Common Stock.  As of the Record Date, options covering 644,405 shares have been granted and options covering 514,191 shares have been exercised/repurchased, leaving options for 10,344 shares available for future grant.

The Company did not issue any stock options under the 1998 Plan to the named executive officers during the year ended December 31, 2006.

The following table sets forth the number of shares of Common stock issuable upon exercise of outstanding stock options held by each of the named executive officers as of December 31, 2006 under the Company’s 1998 Amended Stock Option Plan.

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date
Charles T. Chrietzberg, Jr.	30,000	(1)	0	0	$3.30	3/20/08
	25,000	(1)	0	0	$4.40	2/2/09
Andre G. Herrera	0		0	0	n/a	n/a
Timothy Leveque	60,000	(2)	0	0	$4.00	2/2/09
Bruce N. Warner	10,000	(3)	0	0	$4.00	6/16/10
Patricia D. Weber	2,200	(4)	0	0	$2.73	2/23/07
	1,500	(4)	0	0	$3.00	3/20/08
	2,500	(4)	0	0	$4.00	2/2/09

(1)             The vesting dates for Mr. Chrietzberg’s options were March 20, 2003 and February 2, 2004.

(2)             The vesting dates for Mr. Leveque’s options were 20,000 options on February 2, 2004, 20,000 on January 1, 2005 and 20,000 on January 1, 2006.

(3)             The vesting date for Mr. Warner’s options was June 16, 2005.

(4)             The vesting dates for Ms. Weber’s options were February 23, 2002, March 20, 2003 and February 2, 2004.

Employment Agreements

The Board of Directors authorized the Bank to enter into a three year employment contract with Mr. Chrietzberg, effective January 1, 2005.  It provides for a base salary of $240,000 per year, a Bank furnished automobile or automobile allowance, and a bonus based on profits.  The bonus, not to exceed $250,000 annually, will equal $10,000 for each 0.1 percent that the Bank’s profits exceed 1.0 percent return on average assets plus $10,000 for each 1 percent that the Bank’s return on equity exceeds 10.0 percent.  Under the terms of the contract, if Mr. Chrietzberg is terminated other than for cause (as defined in the contract), he is entitled to severance compensation for his monthly salary plus a pro rated incentive bonus for the greater of 24 months or the remaining term of his contract; however, if the termination follows within twelve (12) months after a Change in Control Transaction (as defined in the contract), he is entitled to such severance compensation for the greater of 24 months or the remainder of the term of the contract.  Mr. Chrietzberg’s contract expires on December 31, 2007.

The Board of Directors authorized the Bank to execute Addendum 1 to the three year employment contract with Mr. Chrietzberg effective January 1, 2006.  Addendum 1 provides for a base salary of $300,000 and a bonus not to exceed $300,000.  All other terms of the employment contract remain the same.

Salary Continuation Agreement

In December 1993, the Board of Directors approved a Salary Continuation Agreement (the “SCA”) for the benefit of Mr. Chrietzberg that provided for payments of $75,000 per year for 15 years if he remains with the Bank until retirement, commencing at age 65.  The SCA also provided for lesser payments in the event of early retirement.  In August 1999, the Bank amended the SCA to provide for one-half of the original benefit amounts, and adopted a Surviving Income Agreement which will provide benefits, upon the death of Mr. Chrietzberg, to his beneficiary in a lump-sum payment equal to the present value of his retirement benefit.

In August 2001, the Board of Directors amended the SCA and terminated the Surviving Income Agreements.  The SCA, as amended, provides for payments of $90,000 per year to Mr. Chrietzberg for life, commencing at age 65.  The Bank’s obligations under the Salary Continuation Agreement are not secured and there are no specific assets set aside by the Bank in connection with the establishment of the SCA.  In order to fund benefits payable by the Bank under the SCA, the Bank purchased single-premium life insurance policies, paying an aggregate of $1,814,521.

The SCA, as amended, contains a split-dollar life insurance feature which provides death benefits to Mr. Chrietzberg’s beneficiary should Mr. Chrietzberg die before his 65th birthday.  Under the split-dollar arrangement, Mr. Chrietzberg’s beneficiary shall be entitled to receive an amount equal to $2,940,000 or the net at risk insurance portion of the proceeds, whichever amount is less.  The net at risk insurance portion is the total proceeds of the life insurance policy, less the policy’s cash surrender value.  Should Mr. Chrietzberg die on or subsequent to his 65th birthday, his beneficiary shall be entitled to an amount equal to $1,000,000, plus the present value of the remaining retirement benefits under the SCA due to Mr. Chrietzberg or the net at risk insurance portion of the proceeds, whichever is less.  The Bank shall be entitled to the remainder of such proceeds of the life insurance policy.

The accounting rules concerning deferred compensation plans, including any salary continuation plans, require that the Bank accrue sufficient expense so that the present value of the benefits to be paid to the covered executive at retirement is reflected as a liability on the Bank’s books at the time of retirement. The salary continuation expenses accrued in 2006 was $47,200.  Management believes this expense is partially offset by the higher earnings on the insurance premium investment, which are non-taxable, if certain conditions are met, than taxable investments made in the ordinary course of business.

Other Compensation Plans

In 1995, the Company established an Employee Stock Ownership Plan (the “ESOP”) to invest in the Company’s Common Stock for the benefit of eligible employees.  As of the Record Date, the Company has not made any contributions to the Trust established for the ESOP.

The Bank maintains a salary reduction plan established pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended (the “401(k) Plan”).  Employees who have completed four months of service with the Bank are eligible to participate in the 401(k) Plan.  Participating employees may defer up to a maximum of $15,000, with the Bank making a matching contribution based upon a percentage of each employee’s deferral.  In 2006, the Bank matched 100% of each employee’s contribution up to a maximum of 6% of the employee’s compensation, the total aggregate of which amounted to $128,500.

Audit Committee

The Audit Committee is composed of five outside directors all of whom are “independent” as that term is defined Nasdaq’s listing standards.   The Audit Committee is responsible for the Company’s internal controls, financial reporting process, compliance with laws and regulations and ethical business standards.  The independent auditor is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon.  The Audit Committee’s responsibility is to monitor and oversee these processes on behalf of the Board of Directors.

Audit Committee Report

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited financial statements with Management and with the independent auditors.  Management is responsible for the financial statements and the reporting process, including the system of internal controls.  The independent auditors are responsible for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

The Audit Committee discussed with the independent auditors their independence from Management and the Company.  The Audit Committee received written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.  The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committee.  Moreover, the Audit Committee considered whether the independent auditor’s provision of non-audit services to the Company is compatible with maintaining the auditor’s independence.

With the exception of Ms. Hudson, the members of the Audit Committee have not and are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including the evaluation of auditor independence.   Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by Management and the independent auditors.  Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that Management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements have been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles, or that the Company’s auditors are in fact “independent.”  The Audit Committee relies upon the independent auditors to make such evaluations.

In reliance on the reviews and discussions mentioned above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, for filing with the SEC.  By recommending to the Board of Directors that the audited financial statements be so included, the Audit Committee is not opining on the accuracy, completeness or presentation of information contained in the audited financial statements.

Respectfully Submitted
Northern California Bancorp, Inc. Audit Committee

Carla S. Hudson, Chair
David A.  Bernahl, II
Mark A. Briant
Peter J. Coniglio
John M. Lotz

Audit Committee Charter

The Board of Directors has approved an Audit Committee Charter, entitled “Audit Policy.” The Audit Policy was last adopted on April 19, 2007 and a copy is attached to this Proxy Statement as Appendix “A”.

Certain Transactions

During 2006 and as of the date of this Proxy Statement there are no existing or proposed, material transactions between the Company and any of its executive officers, directors, or beneficial owners of 5% or more of the Common Stock, or the immediate family or associates of any of the foregoing persons (collectively, “Affiliates”), except as indicated below.

As a matter of policy, all transactions between either the Company and its Affiliates are submitted to the Company’s Board of Directors for evaluation that the terms and services are no less favorable to the Company than would be obtained from unaffiliated third parties.  Board approval is conditioned on such a finding with the interested director, if any, not participating in the discussion or the vote.

Some of the directors and executive officers of the Company, as well as the companies with which such directors and executive officers are associated, are customers of, and have had banking transactions with the Bank in the ordinary course of the Bank’s business and the Bank expects to have such ordinary banking transactions with such persons in the future.  In the opinion of Management, all loans and commitments to lend included in such transactions were made in compliance with applicable laws on substantially the same terms, including interest rates, collateral and repayment terms on extensions of credit, as those prevailing at the same time for comparable transactions with others and did not involve more than the normal risk of collectibility or present other unfavorable features.  Although the Bank does not have any limits on the aggregate amount it would be willing to lend to directors and officers as a group, loans to individual directors and officers must comply with its internal lending policies and statutory lending limits.  As of December 31, 2006, the aggregate outstanding balance on loans to directors, executive officers, principal shareholders and their businesses was approximately $1.6 million, which represented approximately 22.65% of the consolidated shareholders’ equity at that date.  Management does not believe that any such loans are outside the ordinary course of business.

INDEPENDENT PUBLIC ACCOUNTANTS

The firm of Hutchinson & Bloodgood LLP (“H&B”) served as the Company’s and the Bank’s independent public accountants during 2006 and it is anticipated that H&B will be retained in the same capacity in 2007.  It is anticipated that a representative of H&B will be present at the Meeting, will have an opportunity to make a statement, if desired, and will be available to respond to appropriate questions from shareholders.

Audit Fees

Audit fees include fees for the annual audit of the Company’s consolidated financial statement, review of interim financial statements and issuance of consents. The aggregate audit fees billed to the Company by H&B for the years ended December 31, 2006 and 2005 totaled $71,700 and $68,500, respectively.

Audit Related Fees

During the years ended December 31, 2006 and 2005, there were no fees billed by H&B for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements.

Tax Fees

The aggregate fees billed by H&B for tax services related to tax compliance, tax advice and tax planning for the years ended December 31, 2006 and 2005 were $2,800 for each of the years.

All Other Fees

There were no other fees billed by H&B for the fiscal years ended December 31, 2006 or 2005, except as described above.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent auditors.  These services may include audit services, audit-related services, tax services and other services.  Pre-approval is generally provided for up to one year and any pre-approval is detailed as to particular service or category of services.  The Audit Committee has delegated pre-approval authority to its Chairman when expedition of services is necessary.  The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date.  The fees paid in 2006 and 2005 were approved per the Audit Committee’s pre-approval policies.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers, directors, and persons who own more than 10% of the Common Stock to file reports of stock ownership and changes in stock ownership with the SEC.  The executive officers, directors and greater than 10% shareholders are required by regulation to furnish the Company with copies of all reports they file pursuant to Exchange Act Section 16(a).

Based solely upon a review of the relevant forms furnished to the Bank and the Company, except as disclosed below, the Company believes that all officers, directors and principal shareholders filed appropriate forms as required by Section 16(a) of the Exchange Act, and related regulations, during 2006.  The following late reports on Form 3 were filed; Messrs. Bernahl and Briant, one report.

ANNUAL REPORT ON FORM 10-KSB

The Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006 is included with this Proxy Statement and related materials.

PROPOSALS BY SHAREHOLDERS FOR 2008 ANNUAL MEETING

Proposals of shareholders intended to be presented at the next Annual Meeting of Shareholders, which is tentatively scheduled for May 22, 2008, must be received by the Company at its principal executive offices by December 28, 2007, for inclusion in the Proxy Statement and form of proxy relating to that meeting and must comply with the applicable requirements of federal securities laws, including Rule 14a-8 under the Exchange Act.  The SEC rules state that submission of a proposal which meets the applicable requirements does not guarantee its inclusion in the Proxy Statement or its presentation to shareholders at the next annual meeting.

Proxies solicited by the Board of Directors for the 2008 Annual Meeting will confer discretionary authority to the persons designated in the Proxy to vote on any and all matters upon which comes before the Annual Meeting with which the Company does not receive notice prior to March 9, 2008.

OTHER MATTERS

The SEC rules permit the Proxy solicited for this year’s Annual Meeting to confer discretionary authority to the persons designated in the Proxy to vote on any and all matters upon which the Company did not receive notice at least 45 days prior to the date on which the Company first mailed its Proxy Materials for the prior year’s Annual Meeting of Shareholders.  The Proxy Materials for the 2005 Annual Meeting of shareholders were mailed by the Company to the shareholders on April 25, 2006. Consequently, the persons designated in this Proxy shall have the discretionary authority to vote on any matter upon which the Company did not receive notice prior to March 12, 2007.

Management does not presently know of any matters to be presented at the Meeting other than those set forth above.  If other matters come before the Meeting, it is the intention of the persons named in the accompanying Proxy to vote the Proxy in accordance with the recommendations of the Board of Directors.

INCORPORATION BY REFERENCE

To the extent that this Proxy Statement or any relevant portions herein are incorporated by reference into any other filings by the Company under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this Proxy Statement entitled “Report of the Audit Committee” (to the extent permitted by the rules of the SEC), as well as the exhibits to this Proxy Statement, will not be deemed incorporated, unless otherwise specifically provided for in this filing.

Northern California Bancorp, Inc.

/s/ Dorina A. Chan
Dorina A. Chan
Corporate Secretary

Dated: April 25, 2007
Monterey, California

Monterey County Bank
Audit Policy

Adopted: April 19, 2007

Although Monterey County Bank does not have $500 million in assets and, therefore, is not subject to the auditing standards under the Federal Deposit Insurance Corporation Improvement Act, the Board of Directors has determined that certain of the measures required of larger institutions under that act are appropriate for the bank.

Audit Committee

The purpose of the Audit Committee is to provide assistance to the Board of Directors of the Company (both BHC and Bank) in fulfilling their responsibilities to the shareholders and potential shareholders in respect to:

•                  The integrity of the systems that produce financial information and the financial reporting process;

•                  The adequacy of the accounting, financial, operating, and administrative controls;

•                  The quality and objectivity of the internal audit and controls, external audits and loan review processes.

The Audit Committee shall have the following responsibilities:

•                  Review and reassess the adequacy of the Audit Committee Policy annually and submit it to the Board of Directors of the company for approval.

•                  Meet on a regular basis at least quarterly and call special meetings, as circumstances require.

•                  Review and discuss the annual audited financial statements with the external auditor prior to publishing the annual report and filing of all applicable reports, including major issues regarding accounting and auditing principals and practices as well as the adequacy of internal controls that could significantly affect the Company’s financial statements.

•                  Approve the selection and/or termination of all independent auditors utilized in the enterprise-wide audit program.  This includes the approval of all fees paid and the evaluation of their respective performances.

•                  Approve the scope, planning, timing and staffing of all external audit services including Bank Secrecy Act and loan reviews.

•                  Review all drafts and final reports submitted by external auditors or reviewers.  This may include participation or attendance in preliminary and final exit meetings with external auditors.

•                  Review management’s response to all external reviews and audits and employee systems to monitor appropriate follow-up to those items cited for exception or management attention.

•                  Review internally generated audit functions and reports such as the certification program, annual risk assessment and audit schedule.

•                  Review staff summaries of audit or regulatory reports applicable to third party entities involved providing services to the company.

•                  Review responses to examinations and inspection inquiries from any applicable regulatory authority.  This would include ensuring appropriate and timely managerial responsiveness as well as monitoring overall effectiveness of actions initiated.

•                  Communicate to Bank staff a procedure for handling discrepancies regarding accounting and audit matters.

•                  Review all reports of discrepancies regarding accounting and audit matters and the actions taken.

•                  Provide regular reports to the Boards of Directors of the Company on the activities of the Audit Committee and serve as the channel of communication between any external auditor or examiner and the Company.

Internal Audits

The Board and the Audit Committee recognize the bank’s size does not warrant the employment of an Internal Auditor.  However, the Board and the Audit Committee feel that the bank should maintain an internal audit function which is appropriate to the bank’s size and structure.  The internal audit function shall be conducted in the following manner:

•                  Internal audits will be conducted in accordance with the audit schedule approved by the Audit Committee.

•                  Internal audits maybe outsourced or preformed by individuals who do not participate in the daily activities of the area being.

•                  The individual conducting the audit will maintain documentation to support the scope of the work performed and findings contained in the audit report.

•                  Prior to issuing an audit report the individual conducting the audit will meet with the Manager of the area audited to discuss the audit findings.  Based on these discussions agreed upon corrective action(s), if any, will be included in the final audit report.

•                  Final audit reports will be submitted directly to the Audit Committee with copies provided to the Manager of the area audited and Senior Management.

•                  The individual conducting the audit will be available for discussion of the audit report with the Audit Committee.

•                  The Manager of the area audited will submit to the Audit Committee a response to the audit report.

•                  A follow up review will be scheduled within six months to determine if corrective action(s) have been implemented and are being maintained.

Risk Management

The purpose of this organizational risk assessment is to identify the risks inherent in the Bank’s most significant functions and/or activities.  The Audit Committee recognizes that regulatory requirements dictate the frequency of audit reviews in many of the Bank’s activities; however, the Committee shall annually review each significant area of bank activity and determine the appropriate interval for audit reviews.

Audit Plan

The nature, timing and extent of audit work are contingent upon the level of risk.  The Audit Committee will review and approve an annual audit plan identifying each functional area of the Company.  The Audit Plan establishes the scope, frequency and timing of audits based on the above risk assessment.

Based upon audit findings and risk levels, the Audit Committee may increase the frequency at their discretion.

The Audit Committee may adjust the Plan based on significant changes in the Company’s environment, structure, activities, risk exposures or systems.

PROXY

NORTHERN CALIFORNIA BANCORP, INC.

ANNUAL MEETING OF SHAREHOLDERS

May 24, 2007

The undersigned shareholder of Northern California Bancorp, Inc. (the “Company”) hereby nominates, constitutes and appoints Charles T. Chrietzberg, Jr. and Peter J. Coniglio, and each of them, the attorney, agent, and proxy of the undersigned with full powers of substitution, to vote all stock of the Company which the undersigned is entitled to vote at the 2007 Annual Meeting of Shareholders of the Company (the “Meeting”) to be held at the Company’s office located at 601 Munras Avenue, Monterey, California 93940, on Thursday, May 24, 2007 at 5:00 p.m., and at any and all adjournments thereof as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

1.

Election of Directors.  To elect the following eight persons to the Board of Directors to serve until the 2008 Annual Meeting of Shareholders and until their successors are duly elected and have qualified:

	David A.Bernahl, II Charles T. Chrietzberg, Jr. Stephanie G. Chrietzberg Carla S. Hudson	Mark A. Briant Sandra G. Chrietzberg Peter J. Coniglio John M. Lotz

	AUTHORITY GIVEN ☐	AUTHORITY WITHHELD ☐

IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR SOME, BUT NOT ALL, OF THE NOMINEES NAMED ABOVE YOU SHOULD CHECK THE BOX “AUTHORITY GIVEN” AND YOU SHOULD ENTER THE NAME(S) OF THE NOMINEE(S) WITH RESPECT TO WHOM YOU WISH TO WITHHOLD AUTHORITY TO VOTE IN THE SPACE PROVIDED BELOW:

2.

2007 Stock Option Plan:  To ratify the Company’s 2007 Stock Option Plan covering 300,000 shares of the Company’s Common Stock, as more fully described in the Proxy Statement for the 2007 Annual Meeting.

FOR ☐ AGAINST ☐ ABSTAIN ☐

3.	Other Business: To transact such other business as may properly come before the Meeting and any adjournment or adjournments thereof.

PLEASE SIGN AND DATE THE OTHER SIDE

PLEASE SIGN AND DATE BELOW

THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF “AUTHORITY GIVEN” ON PROPOSAL 1 AND “FOR” ON PROPOSAL 2.  THE PROXY CONFERS AUTHORITY AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS, UNLESS A CONTRARY INSTRUCTION IS INDICATED, IN WHICH CASE THE PROXY SHALL BE VOTED IN ACCORDANCE WITH SUCH INSTRUCTION.  THIS PROXY CONFERS DISCRETIONARY AUTHORITY TO VOTE ON ANY OTHER MATTER, IF ANY, PRESENTED AT THE MEETING, NOTICE OF WHICH WAS RECEIVED AFTER MARCH 12, 2006.  THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS WITH RESPECT TO SUCH OTHER MATTERS.

	Dated:		, 2007
(Number of Shares)

(Please Print Your Name)		(Signature of Shareholder)

(Please Print Your Name)		(Signature of Shareholder)

(Please date this Proxy and sign your name as it appears on your stock certificates.  Executors, administrators, trustees, etc., should give their full titles.  All joint owners should sign.)

                I DO  ☐          DO NOT  ☐  expect to attend the Meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORS, AND MAY BE REVOKED BY THE SHAREHOLDER DELIVERING IT PRIOR TO ITS EXERCISE BY FILING WITH THE CORPORATE SECRETARY OF THE COMPANY AN INSTRUMENT REVOKING THIS PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING AT THE MEETING AND VOTING IN PERSON.